                                                                    EXHIBIT 1.02

                                                                  EXECUTION COPY





                         REGISTRATION RIGHTS AGREEMENT


                          Dated as of October 30, 1996

                                  by and among

                                CSK Auto, Inc.,
                            Kragen Auto Supply Co.,
                           Schuck's Distribution Co.

                                      and

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                                      and

               Merrill Lynch, Pierce, Fenner & Smith Incorporated


         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October 30, 1996, by and among CSK AUTO, INC., KRAGEN AUTO SUPPLY CO., SCHUCK'S DISTRIBUTION CO. and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (the latter two being the "INITIAL PURCHASERS").

         This Agreement is made pursuant to the Purchase Agreement, dated October 23, 1996, (the "PURCHASE AGREEMENT"), by and among CSK Group, Ltd., CSK Auto, Inc., Kragen Auto Supply Co., Schuck's Distribution Co. and the Initial Purchasers relating to $125,000,000 aggregate principal amount of CSK Auto, Inc.'s 11% Senior Subordinated Notes due 2006, guaranteed by Kragen Auto Supply Co. and Schuck's Distribution Co. (the "NOTES"). In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 1 of the Purchase Agreement.

         The parties hereby agree as follows:

SECTION 1.       DEFINITIONS.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         ADVICE: As defined in Section 6(d) hereof.

         BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BROKER-DEALER TRANSFER RESTRICTED SECURITIES: Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Transfer Restricted Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any of its affiliates).

         CERTIFICATED NOTES: As defined in the Indenture.

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         COMPANY: CSK Auto, Inc., an Arizona corporation, and its successors.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities tendered by Holders thereof pursuant to the Exchange Offer.

         CSK INDEMNIFIED PARTIES: As defined in Section 8(b) hereof.

         EFFECTIVENESS TARGET DATE: As defined in Section 5 hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE OFFER: The registration by the Company under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such Exchange Offer by such Holders.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         EXCHANGE NOTES: The Company's 11% Senior Subordinated Notes due 2006 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Transfer Restricted Securities covered by a Shelf Registration Statement in exchange for such Transfer Restricted Securities.

         GLOBAL NOTE HOLDER: As defined in the Indenture.

         HOLDER: As defined in Section 2 hereof.

         INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

         INDENTURE: The Indenture, dated the Closing Date, among the Company, the Subsidiary Guarantors and Well Fargo Bank, N.A., as trustee, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         INITIAL PURCHASERS: As defined in the first introductory paragraph of this Agreement.

         INTEREST PAYMENT DATE: As defined in the Indenture and the Notes.

         LIQUIDATED DAMAGES: As defined in Section 5 hereof.

         NASD: National Association of Securities Dealers, Inc.

         NOTES: As defined in the first introductory paragraph of this Agreement.

         PERSON: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         PURCHASE AGREEMENT: As defined in the second introductory paragraph of this Agreement.

         REGISTRAR: As defined in the Indenture.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company and the Subsidiary Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

         SUBSIDIARY GUARANTORS: Kragen Auto Supply Co., a California corporation, Schuck's Distribution Co., a Washington corporation, each of their respective successors, and each other U.S. subsidiary that the Company may hereafter form or acquire.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Note until (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

         TRUSTEE: Wells Fargo Bank, N.A., as trustee under the Indenture.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.       HOLDERS.

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.       REGISTERED EXCHANGE OFFER.

         1. Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Subsidiary Guarantors shall:

                 (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date,

                 (ii) use their respective best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date,

                 (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and

                 (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer.

The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         2. The Company and the Subsidiary Guarantors shall use their respective best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided that in no event shall such period be less than 20 Business Days. The Company and the Subsidiary Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Transfer Restricted Securities shall be included in the Exchange Offer Registration Statement. The Company and the Subsidiary Guarantors shall use their respective best efforts to cause the Exchange Offer to be Consummated within 30 Business Days after the date on which such Exchange Offer Registration Statement shall have been declared effective by the Commission.

         3. The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Notes (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company) pursuant to the Exchange Offer. Such section shall also provide that since such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act, it must therefore deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such section shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company and the Subsidiary Guarantors shall use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated.

         The Company and the Subsidiary Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Restricted Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such one-year period in order to facilitate such sales.

SECTION 4.       SHELF REGISTRATION.

         (a)     Shelf Registration.  If:

                 (i) the Company and the Subsidiary Guarantors are not required to file an Exchange Offer Registration Statement or are not permitted to Consum- mate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with) or

                 (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or one of its affiliates, then the Company and the Subsidiary Guarantors shall:

                 (x) use their respective best efforts to cause to be filed, on or prior to 60 days after

                 (A) the date on which the Company determines that it is not required or permitted to file the Exchange Offer Registration Statement pursuant to clause (i) above or

                 (B) the date on which the Company receives the notice specified in clause (ii) above,

         (and, in any event, in either case within 120 days after such filing obligation arises), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT") and which requirement shall be deemed to be satisfied by the filing of the Exchange Offer Registration Statement if the Exchange Offer was not permitted under applicable federal law or Commission policy), relating to all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

                 (y) use their respective best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the date on which the Company becomes obligated to file such Shelf Registration Statement.

The Company and the Subsidiary Guarantors shall use their respective best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by, and subject to, the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least three years (as extended pursuant to Section 6(d)) following the date on which such Shelf Registration Statement first becomes effective under the Act.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.       LIQUIDATED DAMAGES.

         If:

                 (i) the Company fails to file any of the Registration Statements required by this Agreement on or before the date specified for such filing,

                 (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified herein for such effectiveness (the "EFFECTIVENESS TARGET DATE"),

                 (iii) the Company fails to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or

                 (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this agreement without being succeeded within 30 days by an additional Registration Statement filed and declared effective

(each such event referred to in clause (i) through (iv) above a "REGISTRATION DEFAULT"), then the Company and the Subsidiary Guarantors hereby jointly and severally agree to pay liquidated damages ("LIQUIDATED DAMAGES") to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.30 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on semi-annual payment dates which correspond to interest payment dates for the Notes to the Global Note Holder by wire transfer of immediately available funds and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Upon the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii),
(iii) or (iv), as applicable, shall cease. All obligations of the Company and the Subsidiary Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Securities at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.       REGISTRATION PROCEDURES.

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with all applicable provisions of Section 6(c) below, shall use their respective best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

         (i) If, following the date hereof there has been published a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Subsidiary Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Subsidiary Guarantors to Consummate an Exchange Offer for the Transfer Restricted Securities. The Company and the Subsidiary Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Subsidiary Guarantors hereby agree to take all such other actions as are requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

         (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder shall furnish, upon request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Subsidiary Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or a Broker-Dealer that acquired such Transfer Restricted Securities directly from the Company or one of its affiliates (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no- action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company or an affiliate thereof.

         (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Subsidiary Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Subsidiary Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above,
(B) including a representation that neither the Company nor the Subsidiary Guarantors have entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and the Subsidiary Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, if any, the Company and the Subsidiary Guarantors shall comply with all the provisions of Section 6(c) below and shall use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Subsidiary Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company and the Subsidiary Guarantors shall:

         (i) use their respective best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Subsidiary Guarantors shall promptly (x) notify the underwriter(s), if any, and the selling Holders of such event and (y) file an appropriate amendment to such Registration Statement, (1) in the case of clause
(A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use their respective best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

         (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in
Section 3 or 4 hereof, or
such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the related Prospectus;

         (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to such Registration Statement or amendments or supplements to the related Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering of sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in such Registration Statement, the related Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the related Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending qualification or exemption from the qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Subsidiary Guarantors shall use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (iv) furnish to the Initial Purchasers, each selling Holder named in any Registration Statement or related Prospectus and each of the underwriter(s) in connection with such sale, if any, before their being filed with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or

Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Initial Purchasers, Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchasers or selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. The objection of an Initial Purchaser, selling Holder or underwriter, if any, shall be deemed to be reasonable if such objection relates to a material misstatement or omission in such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed or relates to the fact that such Registration Statement, amendment, Prospectus or supplement fails to comply with the applicable requirements of the Act;

         (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, the selling Holders and to the underwriter(s) in connection with such sale, if any, make the Company's and the Subsidiary Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Initial Purchasers, selling Holders or underwriter(s), if any, reasonably may request;

         (vi) make available, and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to make available, at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and other related information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

         (vii) if requested by any selling Holders or the underwriter(s), if any, in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s) if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of

Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

         (viii) furnish to each selling Holder and each of the underwriter(s), if any, in connection with such sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

         (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

         (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter, if any, in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Subsidiary Guarantors shall:

         (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement and to each Restricted Broker- Dealer upon Consummation of the Exchange Offer:

                 (1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed on behalf of the Company and the Subsidiary Guarantors by (x) the President or any Vice President and
         (y) a principal financial or accounting officer of the Company and the

         Subsidiary Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (c) of Section 7 of the Purchase Agreement and such other similar matters as the Holders, underwriter(s) and/or Restricted Broker-Dealers may reasonably request;

                 (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Subsidiary Guarantors covering matters similar to those set forth in paragraphs (f), (g), (h) and (i) of Section 7 of the Purchase Agreement and such other matters as the Holders, underwriters and/or Restricted Broker-Dealers may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company and the Subsidiary Guarantors at which the contents of the Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, were discussed, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the Subsidiary Guarantors and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                 (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement or the date of Consummation of the Exchange Offer, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7 of the Purchase Agreement, without exception;

         (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

         (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders, the underwriter(s), if any, and Restricted Broker- Dealers, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Subsidiary Guarantors pursuant to this Section 6(c)(x).

         The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company and the Subsidiary Guarantors contemplated in (A)(1) above cease to be true and correct, the Company and the Subsidiary Guarantors shall so advise the underwriter(s), if any, the selling Holders and each Restricted Broker-Dealer promptly and if requested by such Persons, shall confirm such advice in writing;

         (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor the Subsidiary Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

         (xii) issue, upon the request of any Holder of Transfer Restricted Securities covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Transfer Restricted Securities, as the case may be; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Company for cancellation;

         (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

         (xiv) use their respective best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

         (xv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (xvi) provide a CUSIP number (and, if applicable, a CINS number) for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

         (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

         (xviii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

         (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

         (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(i) or 6(c)(iii)(D) , such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "ADVICE").
If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(c)(i) or

6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice.

SECTION 7.       REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's and the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses involved in the registration of Exchange Notes under and compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone relating in any way to the Company's and Subsidiary Guarantors' performance of services under this Agreement (including, without limitation, all such expenses incurred in connection with the preparation, filing and delivery of the Registration Statements, the Indenture, the Prospectuses, any supplements or amendments to any of the foregoing, and the certificates for the Exchange Notes); (iv) all fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to Section 8, the Holders; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; (vi) all fees charged by ratings agencies for the rating of the Notes and the Exchange Notes; (vii) all fees and expenses incurred in connection with the issuance, transfer and delivery by the Company of the Notes and the Exchange Notes (including, without limitation, the fees of the Company's transfer agent and the Registrar, the costs of printing and engraving the certificates representing the Exchange Notes and any stock and securities transfer taxes payable thereon); (viii) the reasonable fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee; (ix) all fees and disbursements of independent certified public accountants of the Company and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided that, in any underwritten offering of the Notes or the Exchange Notes, each Holder is responsible for any underwriting discounts or commissions in connection with the sale of its Notes or Exchange Notes thereby.

         The Company will, in any event, bear its and the Subsidiary Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Subsidiary Guarantors.

         (b) In connection with any Registration Statement required by this Agreement, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.       INDEMNIFICATION.

 (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners and employees of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein and (ii) that, with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this Section 8 shall not inure to the benefit of the Holder from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased the

Notes if the untrue statement or omission or alleged untrue statement or omission in the preliminary prospectus was corrected in the Prospectus. The Company and the Guarantors shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including governmental or regulatory investigation) or litigation in connection with the matters addressed by this Agreement which involve the Company or the Guarantors or an Indemnified Person.

         (b) If any action is brought against any Indemnified Holder, based upon any Registration Statement, preliminary prospectus or Prospectus, amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Subsidiary Guarantors, such Indemnified Holder shall promptly notify the Company and the Subsidiary Guarantors, in writing and the Company and the Subsidiary Guarantors shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and payment of all fees and expenses. Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company and the Subsidiary Guarantors, (ii) the Company and the Subsidiary Guarantors shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Holder and the Company and the Subsidiary Guarantors, and such Indemnified Holder shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Subsidiary Guarantors (in which case the Company and the Subsidiary Guarantors shall not have the right to assume the defense of such action on behalf of such Indemnified Holder, it being understood, however, that the Company and the Subsidiary Guarantors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Holders, which firm shall be designated in writing by the Indemnified Holders holding a majority in aggregate principal amount of the securities held by all such Indemnified Holders and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

         (c) Neither the Company nor any Subsidiary Guarantor shall be liable for any settlement of any such action effected without its written consent, but, if settled with the written consent of the Company and the Subsidiary Guarantors, the Company and the Subsidiary Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an Indemnified Holder shall have requested the indemnifying party to reimburse the Indemnified Holder for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than sixty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the Indemnified Holder in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the Indemnified Holder, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity could have been sought hereunder by such Indemnified Holder, unless such settlement includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such proceeding.

         (d) Each Holder agrees to indemnify and hold harmless the Company, the Subsidiary Guarantors, each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective officers, directors, partners and employees (the "CSK INDEMNIFIED PERSONS"), to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to such Holder but only with reference to information relating to such Holder furnished in writing by or on behalf of such Holder to the Company, expressly for use in any Registration Statement.
If any action shall be brought against any CSK Indemnified Person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given to the Company and the Subsidiary Guarantors (except that if the relevant CSK Indemnified Person shall not have assumed the defense thereof, such Holder shall be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Holder's expense), and the CSK Indemnified Persons shall have the rights and duties given to the Holders by Sections 8(b) and (c).

         (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the sale of the Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or a Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Subsidiary Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of
(i) the amount paid by such Holder for such Transfer Restricted Securities plus
(ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this subsection are several and in proportion to the respective amount of Notes purchased by each Holder hereunder and not joint. No party shall be liable for contribution with respect to any action or claim settled without its consent, provided that such consent was not unreasonably withheld.

         The indemnity and contribution agreements contained in this Section are in addition to any liability which the indemnifying persons may otherwise have to the indemnified persons referred to above.

SECTION 9.   RULE 144A.

         The Company and the Subsidiary Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Subsidiary Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company or the Subsidiary Guarantors to register any of their securities pursuant to the Exchange Act.

SECTION 10.  UNDERWRITTEN REGISTRATIONS.

         No Holder may participate in any Underwritten Registration unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 11.  SELECTION OF UNDERWRITERS.

         For any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer such offering will, subject to the consent of the Company (which consent shall not be unreasonably withheld or delayed), be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering. Such investment bankers and managers are referred to herein as the "UNDERWRITERS".

SECTION 12.  MISCELLANEOUS.

         (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor the Subsidiary Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Subsidiary Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Subsidiary Guarantors' securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Notes. Neither the Company nor the Subsidiary Guarantors will take any action, or voluntarily permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

   Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that

                 (i) relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not impair directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered pursuant to such Exchange Offer or

                 (ii) relates exclusively to the rights of Holders whose Transfer Restricted Securities are being registered in a Shelf Registration and that does not impair directly or indirectly the rights of other Holders whose securities are not included in such Shelf Registration may be given by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities being sold or registered in the Shelf Registration.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                 (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                 (ii)     if to the Company or the Subsidiary Guarantors, to:

                                           CSK Auto, Inc.
                                           645 E. Missouri Avenue
                                           Suite 400
                                           Phoenix, AZ 85012
                                           Telecopier No.: (602) 234-1713
                                           Attention: President

                                  With copies to:

                                           Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, NY 10166
                                           Telecopier No.: (212) 351-4035
                                           Attention: Charles K. Marquis

                                  and

                                           Investcorp International Inc
                                           280 Park Avenue
                                           37 West Floor
                                           New York, NY 10017
                                           Telecopier No.: (212) 983-7073
                                           Attention: Jon T. Hedley


         All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed;
(iii) when receipt acknowledged, if telecopied and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  CSK AUTO, INC.


                                  By:
                                       -----------------------------------
                                         Name:
                                         Title:


                                  KRAGEN AUTO SUPPLY CO.


                                  By:
                                       -----------------------------------
                                         Name:
                                         Title:


                                  SCHUCK'S DISTRIBUTION CO.


                                  By:
                                       -----------------------------------
                                         Name:
                                         Title:


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By:
     ----------------------------
     Name:
     Title:

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED


By:
     ----------------------------
     Name:
     Title: